UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2005

FINDEX.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0379462
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11204 Davenport Street, Suite 100, Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 333-1900

N/A .

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On July 21, 2005, our board of directors, in consultation with Chisholm, Bierwolf & Nilson, P.C., our independent registered accounting firm, determined that we will revise our previously issued consolidated balance sheets, statements of operations, statements of stockholders’ equity, and statements of cash flows for the fiscal years ended December 31, 1999, December 31, 2000, December 31, 2002, December 31, 2003 and December 31, 2004 and each of the three month periods ended June 30, 2002, September 30, 2002, March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004, September 30, 2004, and March 31, 2005, and concluded that such previously issued financial statements, including those contained in our registration statement on Form SB-2 originally filed by us on November 22, 2004 but not yet declared effective by the Securities and Exchange Commission (“SEC”), should no longer be relied upon. Our previously issued financial statements for the fiscal year ended December 31, 2001 and the three month periods ended March 31, 2000, June 30, 2000, September 30, 2000, March 31, 2001, June 30, 2001, September 30, 2001 and March 31, 2002 have not been directly affected by the revisions indicated below but will be revised to conform to comparative presentations when applicable.

In order to address comments from the staff (the “Staff”) of the SEC in connection with the Staff’s review of our Form SB-2/A, the board concluded that we should make the following revisions:

    Revisions affecting the reported results of operations for the periods indicated:

•
Inventory located at Parsons Technology’s BMG facility, and not included in the Asset Purchase Agreement, was originally recorded in the 1999 consolidated financial statements as a purchase of inventory and subsequent sale back to Parsons Technology. We discovered the error during our 2001 arbitration proceedings with The Learning Company (“TLC”). We originally recorded the error correction as an adjustment to the beginning retained earnings of the year ended December 31, 2000 reported on the Form 10-KSB for the year ended December 31, 2001. The revised consolidated statement of operations for the year ended December 31, 1999 will reflect a decrease to revenue, cost of sales, and provision for income taxes and will be reported on Form 10-KSB/A for the year ended December 31, 2000.

•
Rebates payable to a third-party processor were overstated on the consolidated financial statements for the year ended December 31, 2000. We discovered the error during the preparation of our condensed consolidated financial statements for the three months ended March 31, 2004. We originally recorded the error correction as an adjustment to the beginning retained earnings of the year ended December 31, 2003 on the 2004 quarterly and annual filings. The revised consolidated statement of operations for the year ended December 31, 2000 will reflect an adjustment to revenue and will be reported on Form 10-KSB/A for the year ended December 31, 2000. Though rebates were originally recorded as an operating expense, all historical rebate activity will be reclassified to be presented as an adjustment to revenue in accordance with EITF Issue No. 01-09.

•
During the quarter ended June 30, 2002, we reached a tentative settlement agreement in our arbitration with TLC. The tentative settlement agreement resulted in the forgiveness of the final, unpaid installment due on the Software License Agreement (“SLA”) and extended the SLA term from 10 years to 50 years. We originally recorded the final, unpaid installment of the SLA as an offset against the recorded historical cost of the SLA and recalculated the amortization based on this reduced amount and the extension of the useful life to 50 years. The revised consolidated statements of operations for the three months ended June 30, 2002 and September 30, 2002 and the year ended December 31, 2002 will reflect the forgiven installment as debt extinguishment income and an increase in amortization expense from reducing the estimated useful life of the SLA from 50 years back to 10 years. These revisions will be reported on Form 10-QSB/A for the three month periods ended June 30, 2002 and September 30, 2002 and on Form 10-KSB/A for the year ended December 31, 2002.

•
During the quarter ended December 31, 2003, we reached a final settlement agreement in our dispute with The Zondervan Corporation (“Zondervan”) and TLC. This final settlement extended the life of the SLA, and the trademarks included therein, indefinitely. We originally reassessed the useful life of the SLA to be indefinite, based on the guidelines of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. The revised condensed consolidated statements of operations for the three months ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004, September 30, 2004, and March 31, 2005, along with the consolidated statements of operations for the years ended December 31, 2003 and 2004 will reflect an increase in amortization expense from reducing the estimated useful life of the SLA from indefinite to 10 years. These revisions will be reported on Form 10-QSB/A for the three month periods ended March 31, 2004, June 30, 2004, September 30, 2004, and March 31, 2005 and on Form 10-KSB/A for the year ended December 31, 2004.

Revisions resulting in reclassifications or clarification with no net effect on the reported results of operations:

•
During the year ended December 31, 2003, we made the decision to no longer provide support for certain of our products and destroyed all remaining inventory of those products. We originally recorded this as a non-recurring item in the “Other income (expense)” section of the consolidated statements of operations. The revised consolidated statement of operations for the year ended December 31, 2003 will reflect this obsolete inventory in cost of sales and will be reported on Form 10-KSB/A for the year ended December 31, 2004.

•
During the year ended December 31, 2003, we reached a final settlement agreement in our dispute with Zondervan and TLC. As part of the settlement process, we conducted an internal audit (which was verified by an independent auditor provided by TLC) of the accrued royalties owed Zondervan. The audit provided that accrued royalties were overstated due to the 2001 bad debt recognition of the trade accounts receivable balance of TLC. The amount overstated had remained part of the dispute with Zondervan and remained in our liabilities until the final settlement was reached. We originally reported the adjustment as a non-recurring item in the “Other income (expense)” section of the consolidated statement of operations. The revised consolidated statement of operations for the year ended December 31, 2003 will reflect the adjustment as “Other income” in the “Other income (expense)” section. In addition, we will provide an expanded footnote disclosure regarding this transaction. This revision will be reported on Form 10-KSB/A for the year ended December 31, 2004.

•
During the year ended December 31, 2003, we reclassified loan proceeds, and the corresponding accrued interest payable, that were previously recorded as an unsecured note payable. The proceeds were initially recorded as an unsecured note payable based on an oral understanding with an employee of a third-party consultant in 1999. We had historically accrued interest on the outstanding balance at 9%, the rate deemed reasonable by management at the time of the oral agreement. We continued to accrue interest on the proceeds until we made the determination to reclassify the proceeds and accumulated accrued interest. The determination to reclassify the obligation, and related accrued interest, was made on the basis of the combined facts that (i) the obligation exists, if at all, solely pursuant to an oral loan agreement made in 1999 in the State of North Carolina with a representative of the party to whom the obligation was believed to have been owed, (ii) no party has ever made any demand for repayment thereof despite the fact that no payments have ever been made on the obligation, (iii) the party believed to be owed the obligation, upon inquiry, claims no record of any such obligation, and (iv) the State of North Carolina Statute of Limitations applicable to oral agreements, believed to govern the continued enforceability of the obligation, had expired. We originally reported the reclassification as a non-recurring item in the “Other income (expense)” section of the consolidated statement of operations. The revised consolidated statement of operations for the year ended December 31, 2003 will reflect the adjustment as “Other income” in the “Other income (expense)” section and will be reported on Form 10-KSB/A for the year ended December 31, 2004.

•
During the three months ended March 31, 2004, and as a direct result of the settlement with Zondervan and TLC, we wrote-off inventory containing content from Zondervan. Though not technologically obsolete, we were unable to sell the inventory under the terms of the settlement. We originally recorded this as a non-recurring item in the “Other income (expense)” section of the consolidated statement of operations. The revised condensed consolidated statement of operations for the three months ended March 31, 2004, June 30, 2004, September 30, 2004 and for the year ended December 31, 2004 will reflect this inventory adjustment in cost of sales. This revision will be reported on Form 10-QSB/A for the three month periods ended March 31, 2004, June 30, 2004, and September 30, 2004 and on Form 10-KSB/A for the year ended December 31, 2004.

•
During the three months ended September 30, 2004, we settled an agreement with Swartz Private Equity for early termination. In connection therewith, we issued 295,692 shares of common stock valued at $.10 per share and paid a cash lump sum of $125,000. We originally recorded this transaction as expenses incurred in a withdrawn public offering and reflected it as a non-recurring item in the consolidated statement of operations. The revised condensed consolidated statement of operations for the three months ended September 30, 2004 and the consolidated statement of operations for the year ended December 31, 2004 will reflect this transaction as “Other expenses” in the “Other income (expense)” section. This transaction will be reported on Form 10-QSB/A for the three month period ended September 30, 2004 and on Form 10-KSB/A for the year ended December 31, 2004.

•
During the three months ended September 30, 2004, we negotiated settlement with several of our creditors. The debt extinguishment was originally reported as an extraordinary item, net of income tax effects, on the consolidated statement of operations. The revised condensed consolidated statement of operations for the three months ended September 30, 2004 and the consolidated statement of operations for the year ended December 31, 2004 will reflect this transaction as “Debt extinguishment income” in the “Other income (expense)” section. This transaction will be reported on Form 10-QSB/A for the three month period ended September 30, 2004 and on Form 10-KSB/A for the year ended December 31, 2004.

•	We will enhance and clarify various 2003 and 2004 disclosures and correct a typographical error discovered in a 2004 disclosure.

We expect to complete the revisions and file the amended reports within the next thirty days, however, there can be no assurance that we will complete and file the amended reports within this time frame.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2005	FINDEX.COM, INC.
By: /s/ Steven Malone
Steven Malone
President & Chief Executive Officer